Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS


Board of Directors
GeneThera, Inc.
Wheat Ridge, Colorado

We consent to the incorporation by reference of our Independent Auditors' Report dated May 27, 2005 on the financial statements of GeneThera, Inc. for the amended years ended December 31, 2004 and 2003, and to the reference to us as experts, in the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission on or around June 7, 2005.


/s/ Kantor, Geisler & Oppenheimer, P.A.
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CERTIFIED PUBLIC ACCOUNTANTS

Hollywood, Florida
June 6, 2005 .